Exhibit 99.1

ATLAS LITHIUM CORPORATION ANNOUNCES PRICING OF $4.05 MILLION UNDERWRITTEN PUBLIC OFFERING AND NASDAQ LISTING

BELO HORIZONTE, BRAZIL—(January 9, 2023) – Atlas Lithium Corporation (“Atlas Lithium” or the “Company”) (Nasdaq: ATLX), a U.S. mineral exploration and mining company with lithium projects and properties in other critical battery metals, today announced the pricing of its underwritten public offering of 675,000 shares of common stock at a public offering price of $6.00 per share, for aggregate gross proceeds of approximately $4.05 million, prior to deducting underwriting discounts, commissions, and other offering expenses. The Company has granted the underwriters a 45-day option to purchase up to an additional 101,250 shares at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any. The offering is expected to close on or about January 12, 2023, subject to satisfaction of customary closing conditions.

Atlas Lithium has received approval to list its common stock on the Nasdaq Capital Market under the symbol “ATLX” with trading expected to begin on January 10, 2023.

EF Hutton, division of Benchmark Investments, LLC, is acting as sole book-running manager for the offering.

A registration statement on Form S-1, as amended (File No. 333-262399), was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on January 9, 2023. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Atlas Lithium Corporation

Atlas Lithium Corporation (Nasdaq: ATLX) is focused on advancing and developing its 100%-owned hard-rock lithium project which consists of 52 mineral rights spread over 56,078 acres (227 km2) and is located primarily in the Lithium Valley of the state of Minas Gerais in Brazil. Atlas Lithium also has a separate second lithium project located in Brazil’s Northeast region. In total, Atlas Lithium has 100% ownership of mineral rights for almost all battery metals including lithium (293 km2), nickel (222 km2), rare earths (122 km2), titanium (89 km2), and graphite (56 km2), in addition to mining concessions for gold, diamonds, and sand. The Company also owns approximately 45% of Apollo Resources Corp. (private company; iron) and approximately 28% of Jupiter Gold Corp. (OTCQB: JUPGF; gold and quartzite).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements are based upon the current plans, estimates and projections of Atlas Lithium Corporation and its subsidiaries (collectively, “Atlas Lithium” or “Company”) and are subject to inherent risks and uncertainties which could cause actual results to differ from the forward- looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of production, reserves, sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in Brazil, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: results from ongoing geotechnical analysis of projects; business conditions in Brazil; general economic conditions, geopolitical events and regulatory changes; availability of capital; Atlas Lithium’s ability to maintain its competitive position; and dependence on key management.

Atlas Lithium advises U.S. investors that its properties and projects, and those of its subsidiaries, as of now, are exploratory and do not have measured “reserves” as such term is defined by the Securities and Exchange Commission (“SEC”). Additional risks related to the Company and its subsidiaries are more fully discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the SEC on March 29, 2022, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the SEC, all of which are available at www.sec.gov. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements.

Contact:

Greg Falesnik or Brooks Hamilton

MZ Group - MZ North America

+1 (949) 546-6326

ATLX@mzgroup.us

https://www.atlas-lithium.com

@Atlas_Lithium